Exhibit 10.9
____________ ___, 2010

Australia Acquisition Corp.
Level 11, 459 Collins Street
Melbourne VIC 3000
Australia

Cohen & Company Securities, LLC
135 East 57th Street
New York, NY 10022

Re:           Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into between Australia Acquisition Corp., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and Cohen & Company Securities, LLC, as the representative (the “Representative”) of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit composed of one ordinary share, par value $0.001 per share (an “Ordinary Share”) and one warrant (a “Warrant”), each Warrant entitling the holder thereof to purchase one Ordinary Share of the Company. Certain capitalized terms used herein are defined in paragraph 1 hereof.

The undersigned individual named below and the Company are willing to enter into this letter agreement in order to induce the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, in recognition of the benefit that the IPO will confer upon the Company as the issuer of the Units and the Undersigned as an officer/director of the Company, and in reliance on the representations, warranties, understandings, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Accordingly, the undersigned hereby agrees with the Company as follows:

1.           As used herein:

(a)           “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, as trustee or executor, or otherwise;

(b)           “Business Transaction” shall mean the initial transaction by the Company of acquiring or acquiring control of one or more operating businesses or assets that the Company has not yet identified through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business;

(c)           “Initial Ordinary Shares” shall mean all of the  Ordinary Shares of the Company owned by an Initial Shareholder prior to the IPO;

(d)           “Initial Shareholders” shall mean all shareholders, officers and directors who are shareholders of the Company immediately prior to the IPO;

(e)           “Insider Warrants” shall mean the warrants to purchase Ordinary Shares the Company is selling to the Management Team in a private placement immediately prior to the IPO;

(f)           “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO;

(g)           “Management Team” shall mean all officers and directors of the Company;

(h)           “Over-allotment Option” shall mean the option granted to the Representative by the Company granting the Representative the right to purchase additional Units from the Company in the IPO to cover over-allotments, if any;

(i)           “Public Shareholders” refers to the holders of the IPO Shares (whether purchased as part of the IPO or in the aftermarket), including any Initial Shareholders solely to the extent that they either purchase Units in the IPO or purchase Units or Ordinary Shares in the aftermarket;

(j)           “Registration Statement” shall mean the registration statement filed by the Company on Form F- 1 (File No. 333-169983) with the United States Securities and Exchange Commission initially on October 18, 2010, and any amendment or supplement thereto, in connection with the IPO;

(k)           “Securities Act” refers to the United States Securities Act of 1933, as amended;

(l)           “Target Business” shall mean one or more operating businesses or assets which, after completion of the IPO, the Company may target for a Business Transaction; and

(m)           “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, the amounts therein to be released only in the event of the consummation of a Business Transaction, a liquidation of the Company or as otherwise permitted by the Investment Management Trust Agreement.

2.           In the event the Company is required to submit its Business Transaction to its Public Shareholders for a vote, the undersigned agrees to vote any Ordinary Shares beneficially owned by them in favor of the Business Transaction.

3.           In the event that the Company fails to consummate a Business Transaction within 21 months from the effective date of the Company’s Registration Statement (the “Termination Date”), the undersigned shall, to the fullest extent permitted by the undersigned’s power, take all reasonable actions to cause the Company to (a) cease all operations except for the purposes of liquidating and winding up and (b) distribute the aggregate amount then on deposit in the Trust

Account, including any unreserved interest, plus any remaining net assets to the Public Shareholders, subject to provisions that require the Company to provide for claims of creditors.

4.           The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Account with respect to the Initial Ordinary Shares if the Company fails to consummate a Business Transaction prior to the Termination Date and the Trust Account is consequently liquidated and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.  The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Insider Warrants, all rights of which will terminate upon the Company’s liquidation and winding up.

5.           In the event the Over-allotment Option is not exercised in full, the undersigned acknowledges and agrees that the Company shall redeem, at nominal cost to it, any and all such number of Initial Ordinary Shares (up to an aggregate of 400,000 Initial Ordinary Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such redemption, the undersigned and all other Initial Shareholders will own an aggregate number of Ordinary Shares (not including Ordinary Shares issuable upon exercise of any Warrants or Insider Warrants or any Ordinary Shares purchased by the undersigned in the IPO or in the aftermarket) equal to 25% of the issued and outstanding Ordinary Shares of the Company immediately following the IPO.  To the extent that the Company increases the size of the IPO pursuant to Rule 462(b) under the Securities Act, the undersigned may, to the fullest extent permitted by the undersigned’s power, take all reasonable action necessary to effect a dividend of the Ordinary Shares immediately prior to the consummation of the IPO in such amount as to maintain the Initial Shareholders’ collective ownership at 25% of the Company’s issued and outstanding Ordinary Shares upon consummation of the IPO.  If the Company decreases the size of the IPO, the undersigned may, to the fullest extent permitted by the undersigned’s power, take all reasonable action necessary to effect a reverse split of the Ordinary Shares or redeem additional Ordinary Shares immediately prior to the consummation of the IPO as to maintain the Initial Shareholders’ collective ownership at 25% of the Company’s issued and outstanding Ordinary Shares upon consummation of the IPO, in each case without giving effect to the private placement of the Insider Warrants.

6.           In connection with the consummation of the Business Transaction, regardless of whether the Company conducts redemptions in connection with the Business Transaction in conjunction with a proxy solicitation pursuant to the proxy rules or pursuant to the tender offer rules, the undersigned hereby waives the right to redeem or seek to redeem, tender or seek to tender, or to seek appraisal rights with respect to, all as applicable, any Ordinary Shares, including Initial Ordinary Shares and IPO Shares, owned or to be owned by the undersigned, directly or indirectly.

7.           In connection with the liquidation of the Trust Account in the event that the Company fails to consummate a Business Transaction prior to the Termination Date, the undersigned hereby waives the right to seek liquidation distributions from the Trust Account with respect to any Initial Ordinary Shares beneficially owned or to be owned by the undersigned, directly or indirectly.  For purposes of clarity, nothing contained herein shall prevent the undersigned from seeking liquidation distributions on any IPO Shares owned or to be owned by the undersigned, directly or indirectly, in connection with a liquidation of the Trust Account.

8.           In connection with the consummation of the Business Transaction, if the Company conducts redemptions in connection with the Business Transaction pursuant to the tender offer rules, the undersigned shall, to the fullest extent permitted by the undersigned’s power, take all reasonable actions to cause the Company or its affiliates or any dealer manager or its affiliates, or any advisors to the Company or any dealer-manager, (i) not to purchase or arrange to purchase shares outside the tender offer while such tender offer is open or (ii) enter into any agreement, understanding or arrangement with any other person in connection with their purchase or arrangement to purchase shares outside the tender offer, when such tender offer is open.

9.           Because of potential preexisting fiduciary, contractual or other obligations, the Company has agreed that the undersigned will not have an obligation to present to the Company any specific business opportunity.  Notwithstanding, in order to minimize potential conflicts of interest which may arise from multiple affiliations after the IPO, the undersigned agrees, until the earlier of the consummation by the Company of a Business Transaction, the liquidation of the Company or such time as the undersigned ceases to be an officer or director of the Company, to present to the Company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be appropriate to be presented to the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.  Accordingly, the undersigned agrees to present to the Company all opportunities to acquire a Target Business with a fair market value in excess of approximately $80.0 million prior to presenting them to any company with which the undersigned becomes affiliated following the IPO unless the undersigned is required to present such business opportunities to companies which the undersigned is currently affiliated with and currently owes a fiduciary or contractual obligation to prior to presenting them to the Company.  In addition, the undersigned agrees that, until the earlier of the consummation by the Company of a Business Transaction, the liquidation of the Company or such time as the undersigned ceases to be an officer or director of the Company (unless at such time the undersigned is a beneficial owner of more than 1% of the Company’s Ordinary Shares), to present to the Company for its consideration, any business opportunity which may reasonably be appropriate to be presented to the Company prior to presenting them to any other blank check company with which the undersigned becomes affiliated following the IPO.

10.           The undersigned acknowledges and agrees that the Company will not consummate any Business Transaction with an entity (a) which any member of the Management Team, through their other business activities, had acquisition or investment discussions in the past, (b) which is, or has been within the past five (5) years, affiliated with any member of the Management Team or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an Affiliate thereof) that is affiliated with such individuals; or (c) where the Company acquires less than 100% of such entity and any member of the Management Team or their affiliates acquire the remaining portion of such target business, unless, in any case, the Company obtains an opinion from an independent investment banking firm that the business transaction is fair to the Company’s unaffiliated shareholders from a financial point of view.

11.           Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Transaction; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Transaction.

12.           Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in connection with a Business Transaction.

13.           The undersigned hereby acknowledges and represents that prior to the date hereof he has not and as of the closing of the IPO he will not have (a) had any specific Business Transaction under consideration or contemplation; (b) directly or indirectly, contacted any Target Business or any owner, officer, director, manager, agent or representative thereof or had any substantive discussions, formal or otherwise, with respect to effecting any potential Business Transaction with the Company or taken any measure, directly or indirectly to locate a Target Business; or (c) engaged or retained any agent or other representative to identify or locate any Target Business for the Company.

14.           The undersigned’s biographical information furnished to the Company and the Representative is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act.  The undersigned’s questionnaire furnished to the Company and the Representative is true and accurate in all respects.  The undersigned’s Financial Industry Regulatory Authority Questionnaire furnished to the Company and the Representative is true and accurate in all respects. The undersigned further represents and warrants that:

(a)           he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)           he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)           he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

15.           The undersigned agrees that prior to the consummation of a Business Transaction, the undersigned will not propose any amendment to Articles 155 - 165 of the Company’s Articles of Association, as amended, or support, endorse or recommend any proposal that shareholders amend any provision in the Company’s Articles of Association, as amended, related to the extension of the Termination Date. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

16.           In order to induce the Underwriter to enter into the proposed Underwriting Agreement in connection with the IPO, the undersigned hereby further agrees as follows:

(a)           the undersigned agrees to purchase Insider Warrants from the Company in a private placement pursuant to terms of that certain Warrant Subscription Agreement between the Company and the Management Team, dated [______] and to abide by the terms thereof; and

(b)           the undersigned shall enter into that certain Securities Escrow Agreement among the Company, Continental Stock Transfer & Trust Company and the Initial Shareholders, dated [____________], and abide by the terms thereof, including agreeing to place the Insider Warrants and the share certificates representing the Initial Ordinary Shares owned by the undersigned, directly or indirectly, into escrow, subject to the restrictions on transfer, assignment and sale, contained therein.

17.           The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as an officer/a member of the board of directors of the Company.  The undersigned agrees to serve the Company in such capacitiy until the earlier of the consummation by the Company of a Business Transaction, the liquidation of the Company or such time as the undersigned is not reelected/reappointed to such position.

18.           The undersigned agrees that in the event the Company seeks to amend the Warrants in a manner that requires the written consent of the registered holders of two-thirds (2/3) of the then outstanding Warrants under the Warrant Agreement between the Company and Continental Stock Transfer and Trust Company, as Warrant Agent (the “Warrant Agreement”) the undersigned will not vote any Warrants owned or controlled by the undersigned in favor of such amendment unless the registered holders of two-thirds (2/3) of the Public Warrants (as defined in the Warrant Agreement) vote in favor of such amendment.

19.           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, applicable to contracts executed in and to be performed in that State, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and the New York Civil Practice Laws and Rules 327(b), without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the Company and the undersigned hereby (i) agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

20.           The undersigned acknowledges and understands that the Company and the Representative will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Representative a representative of, or a fiduciary with respect to, the Company, its shareholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

21.           This Agreement, including any agreement referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto and consented to by the Representative.

22.           No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives and assigns.

23.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

[Signature Page to Follow]

Signature

Accepted and agreed:

AUSTRALIA ACQUISITION CORP.
By:
Name:
Title: